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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-51278 on Form S-3/A of Investors Financial Services Corp. of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

    We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-51278 on Form S-3/A of Investors Financial Services Corp. of our report on management's assertion that Investors Bank & Trust Company maintained effective internal control over financial reporting, including safeguarding of assets, dated January 25, 2001, appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

January 30, 2001
Boston, Massachusetts